CAPITAL GROUP
COMMUNICATIONS
"Educating, Empowering, Elevating."

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as April 3, 2006 , is entered into by and between Quintessence Photonic Corporation, (herein referred to as the "Company") and Capital Group Communications, Inc, a California corporation (herein referred to as the "Consultant").

RECITALS

WHEREAS, Company is; and

WHEREAS, Company desires to engage the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1) Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing once this contract has been executed and ending 12 month thereafter.

2) Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services:

   a) Assist the Company in raising capital through introductions. (It is understood CGC is not an "investment banking" firm);
   b) Consult and assist the Company in developing and implementing appropriate plans, means and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;
   c) Introduce the Company to the financial community;
   d) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

e) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally and receive and respond to communications from shareholders, brokers and the investment community;
f) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;
g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities
h) At the Company's request, review press releases, Company profiles, business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,
i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.
j) Meetings with QPC key executives
Preparation of proper communication protocol.
    a. Weekly conference calls between CGC and QPC for strategy and updates.
k) Macro to micro message point strategy
l) Communicate to a minimum 400 financial professional weekly regarding QPC
m) Tentative outline of preparation and calendar of scheduled press releases
n) Preparation of press release announcing CGC as IR firm for QPC
o) Letter preparation and delivery introducing CGC to QPC shareholders.
p) database QPC shareholder on CGC computer network
q) Introduction, profile presentation and delivery to CGC broker list.
r) CGC Top/ Select financial professional introduction, profile presentation and delivery as directed and authorized by QPC Management
s) Letter preparation and delivery introducing CGC to QPC shareholders.
t) Company web Profile on CapitalGC.com (broker/financial professional dedicated website)

3) Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Capi-

tal Group Communications, Inc. ("CGC"), a corporation and not any individual member of CGC, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of CGC leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4) Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate CGC as follows:

a) For undertaking this engagement and for other good and valuable consideration including the services to be provided hereunder, the Company agrees to issue and deliver to the Consultants compensation payable in the form 1,200,000 shares of the Company's common stock.. This compensation shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Consultant acknowledges that the Company intends to enter into a share exchange with a publicly traded company ("Pubco") and the Consultant agrees to exchange its shares of the Company for common shares of Pubco when directed to do so by the Company's executive management. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant and the services of Consultant to be provided under this Consulting Agreement will be very heavily front-loaded in the first few months of the engagement. Accordingly, the Company may terminate this Consulting Agreement only for gross failure of Consultant to perform services under this Consulting Agreement or a material breach of the tetms of this Consulting Agreement.

b) With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's board of directors.

c) Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. Consultant further agrees that, during the Term of Consultancy, Consultant will not engage in any hypothecation of Consultant's shares of the Company or any short sales of the publicly-traded chares of the Company's securities.

d) In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

i) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

ii) Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant represents that Consultant is an "accredited investor" as that term is defined in Regulation D promulgated by the United States Securities and Exchange Commission.

e) It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on any lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition.

5) Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets, unless the shareholders of the Company immediately prior to such merger or acquisition hold a majority of the shares of the acquiring entity immediately after such transaction in which case Consultant shall provide the services hereunder to such acquiring entity. In the event of any merger or acquisition, all compensation to Consultant herein shall remain due and payable as provided herein.

6) Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

7) Additional Warranties of Consultant. Consultant will conduct all its activities regarding the Company in accordance with all applicable laws, rules and regulations and will adequately supervise its employees and agents to provide that they conduct all their activities regarding the Company in accordance with all applicable laws, rules and regulations. Consultant will not make any representations or disseminate any information regarding the Company, or cause any other party to do so, that is not authorized by the Company. Consultant will execute and deliver to Company concur-

rently herewith the Non-Disclosure and Confidentiality Agreement of the Company and will comply with its terms during the Term of the Consultancy and at all times thereafter.

8) Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials. Consultant will indemnify and hold harmless the Company against any claims or litigation including any damages, litigation, cost and reasonable attorney's fees as incurred with respect thereto resulting from any representations or dissemination of information not authorized by the Company made or caused to be made by Consultant.

9) Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10) Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11) Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12) Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13) Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14) Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that San Francisco County, CA. will be the venue of any dispute and will have jurisdiction over all parties.

15) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of JAMS Endispute, San Francisco, California, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

16) Survival Clause. The terms of paragraphs 7, 8, 12, 13, 14, and 15 shall survive the termination of this Consulting Agreement.

17) Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

"Company" **Quintessence Photonics Corporation**

Date: 3/29/06 By: ______________________

" Consultant" **Capital Group Communications, Inc**

Date: 3/29/2006 By: ______________________
Devin Bosch, President